Exhibit 10.1

THE MARKED PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT

LICENSE AND SUPPLY AGREEMENT between ON COMMAND VIDEO CORPORATION and ALLIN INTERACTIVE CORPORATION JUNE 30, 2003

SUPPLY AND LICENSE AGREEMENT

         This SUPPLY AND LICENSE AGREEMENT together with its Schedules (the “Agreement”) is entered into this 30th day of June 2003 (the “Effective Date”) by ALLIN INTERACTIVE CORPORATION, a Delaware corporation having its principal office at 381 Mansfield Avenue, Suite 400, Pittsburgh, PA 15220 (“Allin”), and ON COMMAND VIDEO CORPORATION, a Delaware corporation with offices at 4610 South Ulster, Suite 600, Denver, Colorado 80237 (“OCV”). For the purpose of this Agreement, Allin and OCV are each a “Party” and are collectively, the “Parties.”

RECITALS

         WHEREAS, Allin is in the business of, among other things, designing, developing, licensing and supporting computer software products and providing custom software development, system planning and migration, training and other consulting services;

         WHEREAS, OCV is in the business of, among other things, supplying equipment and licensing software for in-room entertainment in the hospitality industry; and

         WHEREAS, Allin desires to engage OCV to supply equipment and license software for use in its business on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and conditions set forth herein, the Parties hereby agree as follows:

AGREEMENT

Section  1.    Definitions.

As used in this Agreement, the following terms shall have the following meanings:

1.1	“Affiliate” of any specified person means any other person directly or indirectly Controlling, Controlled by or under common Control with, such specified person.

1.2	“Change of Control” means a change in control of a Party after the date hereof in any circumstance where a Party is a party to a merger, consolidation, sale of assets or other reorganization, as a consequence of which thirty percent (30%) or more of the control, ownership or management of either of the Party or the parent corporation of such Party, as it was prior to such event occurring, changes.

1.3	“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the affirmative power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

1.4	“Derivative Software” means Software as modified or enhanced by Allin, which modification or enhancement shall be the joint property of the Parties. The Parties shall jointly own all right, title and interest to Derivative Software, exclusive of the Software.

1.5	“Equipment” means any items listed on Schedule A, including, without limitation, all Software in the Equipment, as such Schedule is updated by OCV in its sole discretion on an annual basis or upon 90 days prior written notice.

1.6	“Event of Insolvency” means an event when an order is made or a resolution is passed for the winding up of a person, or a provisional liquidator is appointed in respect of such person, or an administration order is made in respect of such person, or a receiver (which expression shall include an administrative receiver) is appointed in respect of such person or all or any of its assets and is not discharged within a period of 30 days, or such person is unable to pay its debts as due, or such person is the object of any petition or proceeding (whether voluntary or involuntary) for bankruptcy or judicial liquidation or other law for relief of creditors before any competent court or any event occurs which under the laws of any relevant country has an analogous effect to any of the foregoing.

1.7	“Excluded Software” means Software in Equipment that provides games, internet access or music content functionality or any other functionality that OCV provides in hotel rooms, except that Excluded Software shall not include Software needed to communicate from the in-room device to the head end and Software to view movies and similar programming.

1.8	“Intellectual Property Rights” means any:

(a)	patents whether registered or unregistered;
(b)	inventions whether or not capable of protection by patent or registration;
(c)	rights in commercial information and technical information, including know-how, research and development data, manufacturing methods and data, specifications and drawings, formulas, trade secrets, algorithms, prototypes and research materials;
(d)	copyrights (including without limitation any application, registration or renewal related thereto), registered designs or design rights (whether or not capable of protection by registration), trademarks (including without limitation service marks, logos, sound logos, certification marks, and trade names, together with any applications, registrations and renewals for any of the foregoing and the goodwill associated with each), mask work rights, database rights, and moral rights;
(e)	applications for the grant of rights of the foregoing descriptions; and
(f)	rights of a similar or analogous nature to any of the foregoing whether in existence now or in the future and wherever located in the world.

1.9	“Island Hotels” means the hotels set forth on Schedule B. OCV must approve in writing the addition of any hotels to Schedule B.

1.10	“Losses” means all losses, costs, expenses, liabilities and damages reasonably incurred, resulting from or relating to any settlement, litigation or final judgment, and all related reasonable costs and expenses, including reasonable legal fees, fines, interest and penalties.

1.11	“Markets” means cruise lines, hospital and educational facilities and Island Hotels.

1.12	“Order” means a non-cancelable purchase order issued by Allin to OCV confirming the purchase of Equipment specified in the Order and providing pricing, delivery destination and other applicable delivery instructions.

1.13	“Software” means (i) all object code software that is owned by OCV and necessary for the operation or maintenance of or resident on the Equipment; (ii) all object code software that is owned by OCV and required, used and/or made available to Allin to operate and maintain the Equipment as of the date immediately prior to the Effective Date; (iii) any modifications, updates or bug fixes in object code form of the Software which OCV may provide to Allin; (iv) third party software, if any, in the Equipment or Software to which OCV has the right to sublicense to Allin and for which OCV has paid pursuant to such terms of the third party licensor; or (v) any Software contained in Derivative Software (but excluding the remaining portion of Derivative Software).

1.14	“Source Code” means any human readable code transferred to Allin by OCV pursuant to this Agreement.

1.15	“Source Code License” is defined in Section 4.1.

1.16	“Spare Parts” means spare parts for Equipment.

1.17	“Sublicensee” means a third party in the Markets with which Allin enters into an Operating Agreement (as defined in Section 4.4).

1.18	“Supplier Agreement” means the Supplier Agreement between Allin and On Command Corporation, dated January 24, 1999, as amended.

1.19	“Technology” means algorithms, designs, drawings, formulae, know-how, ideas, mask works, inventions, data, programs, improvements, developments, discoveries, concepts, methodologies, techniques, processes, software, specifications, and other forms and types of intangible property, in each case whether or not patentable.

1.20	“Trademarks” means the marks “On Command,” “Roommate,” “TeleMate,” and “MiniMate” and any additional trademarks that are used by OCV on or in connection with the Equipment and Software and provided to Allin under this Agreement.

Section  2.   Term.

The term of this Agreement begins on the Effective Date and expires five years after the Effective Date (the “Term”).

Section  3.    Supply of Equipment.

3.1	Ordering. To order Equipment, Allin shall place an Order with OCV. Any term or condition set forth in an Order that is inconsistent with or in addition to this Agreement will be of no force or effect, unless mutually and expressly agreed by the Parties in writing. Subject to the terms of this Agreement and the reasonable availability of the Equipment to OCV, OCV shall accept all Orders; provided, however, OCV shall not be obligated to accept Orders more than two years prior to the required delivery date. If OCV is unable to fulfill the terms of the Order, OCV shall notify Allin of such fact within ten business days after receipt of the Order.

3.2	Packaging. OCV shall ensure that all Equipment is packaged and shipped with due care and in such a manner as to prevent damage during transit and in accordance with industry standards.

3.3	Shipment. The Equipment shall be delivered to Allin’s designated shipping address FOB OCV’s facilities unless otherwise agreed by the Parties in writing. Risk of loss shall pass to Allin upon delivery to the carrier at OCV’s facility, at which time Allin shall acquire good and marketable title to the Equipment.

3.4	Discontinuation of Equipment. OCV may from time to time change its product line and/or discontinue providing Equipment upon 6 months prior written notice to Allin. If OCV is manufacturing or sourcing alternatives to discontinued Equipment on an ongoing basis for its other non-hotel distributors, OCV shall make such alternatives available to Allin.

3.5	Delinquent Payment by Allin. After prior written notification to Allin of intent to suspend shipments, OCV shall be entitled to suspend all shipments of Equipment at any time when amounts owing under this Agreement, that have not been put in reasonable dispute by Allin (provided Allin timely pays all undisputed amounts of the invoice at issue), are past due. In addition, should Allin fail to make any undisputed payment within 30 days of its due date, as determined in Section 5.2, all future payments for Equipment shall be made as follows (assuming OCV has not terminated this Agreement pursuant to Section 12): Allin shall pay [REDACTED – CONFIDENTIAL TREATMENT REQUESTED] percent ([REDACTED – CONFIDENTIAL TREATMENT REQUESTED]%) of the purchase price of any Order upon placing the Order, and OCV shall invoice Allin for the remaining [REDACTED – CONFIDENTIAL TREATMENT REQUESTED] percent ([REDACTED – CONFIDENTIAL TREATMENT REQUESTED]%) of the purchase price in accordance with Section 5.2.

Section  4.    Grant of Licenses.

4.1	Grant of License to Allin. Subject to the terms and conditions of this Agreement and in consideration of the fees payable by Allin to OCV, OCV hereby grants to Allin a (i) non-exclusive, perpetual license to use, market, distribute and maintain the Software in the Markets in connection with the Equipment to Sublicensees; (ii) a nonexclusive license for the Term to modify the Source Code of the Software into Derivative Software solely for distribution to Sublicensees in accordance with the terms and conditions of this Agreement (“Source Code License”); and (iii) the right to grant to Sublicensees in the Markets a perpetual sublicense to use the Software in the Equipment for in-room entertainment. Notwithstanding the foregoing, Allin shall have no rights under subsections (i) and (iii) above as to Excluded Software unless Allin complies with the conditions set forth in Section 4.6.

4.2	Prohibition. Allin expressly acknowledges and agrees that only those Allin employees directly involved in making modifications to the Source Code shall have access to the Source Code, provided, however, that consultants working on-site at Allin’s offices who meet the following requirements shall be permitted to make modifications to the Source Code:

(a)	Such third party programmer (“Programmer”) is not currently an existing supplier, or an employee or consultant for an existing supplier, of pay-per-view systems; and

(b)	Allin obtains a confidentiality agreement from Programmer, which confidentiality agreement shall be in a form approved by OCV in its reasonable discretion.

4.3	Breach of Source Code Obligations. Allin acknowledges that any unauthorized use or disclosure of any portion of the Source Code of the Software will cause irreparable injury to OCV and that no adequate or complete remedy will be available to OCV to compensate for such injury. Accordingly, Allin also acknowledges that OCV will be entitled to injunctive relief in the event of such unauthorized use or disclosure by Allin, any of its employees or agents, in addition to whatever remedies OCV might have at law. The terms of Section 11 shall not apply to any breach by Allin of its obligations relating to the Source Code of the Software.

4.4	Execution of Sublicensee Agreement. As a condition precedent to Allin’s right to grant the sublicense in Section 4.1(iii), Allin shall execute an agreement as set forth in this subsection (“Operating Agreement”) with each intended Sublicensee prior to distributing any Equipment. In such Operating Agreement, Allin shall sublicense the use of the Software to each Sublicensee to enable it to use the Equipment. Allin shall ensure that the terms of any and all Operating Agreements shall be in accordance with this Agreement. At a minimum, each Operating Agreement must contain the following terms:

(a)	Sublicensee may not reverse engineer or decompile the Software.

(b)	Sublicensee acquires no title to or ownership of the Software, other than ownership of the physical media.

(c)	Any third-party software or content supplier, if applicable, named in the copyright notices included with the Software is authorized to hold Sublicensee responsible for any copyright infringement or any violation of the Operating Agreement as it relates to sublicensing.

(d)	Sublicensee may not transfer any rights granted herein without the express written consent of OCV.

4.5	Expiration of Source Code License. Upon expiration or termination of this Agreement for any reason under its terms, the license granted to Allin under Section 4.1(ii) shall immediately terminate. Within seven calendar days after such expiration or termination, Allin shall transfer to OCV or destroy (at OCV’s option) all Source Code for Software in its possession and shall comply with all reasonable directions by OCV relating to the Source Code. An officer of Allin shall certify Allin’s compliance with this subsection to OCV.

4.6	Excluded Software. If Allin wishes to grant a license permitting Sublicensees to use the Excluded Software, Allin shall notify OCV in writing of the identity of such Sublicensees and the nature of the intended use. Upon such notification, OCV shall grant Allin the right to exercise the license rights granted in Section 4.1(i) and (iii) as to Excluded Software. Allin’s exercise of its license as to Excluded Software pursuant to this subsection or any Sublicensee’s use of Excluded Software shall obligate Allin to pay the Excluded Software License Fee set forth in Section 5.3.

4.7	Derivative Software. The Parties acknowledge and agree that (i) the definition of “New Software” in the Supplier Agreement was intended to have. the definition of “Derivative Software” in this Agreement, except that if the modifications constituting Derivative Software were made for a Sublicensee as a work-for-hire, then Allin shall individually own such Derivative Software; and (ii) the definition of “Software” in the Supplier Agreement was intended to have the meaning of the definition of “Software” in this Agreement. To the extent the terms of this subsection conflict with any prior oral or written agreement or understanding between the Parties, the terms of this subsection control and any interpretation of the terms “Software” and “New Software” in the Supplier Agreement shall be governed by the terms of this subsection.

4.8	Grant of Trademark License. OCV hereby grants to Allin a non-exclusive license to use the Trademarks in connection with the Equipment and the Software in accordance with the terms and conditions of this Agreement. Allin shall submit representative samples of any marketing, promotional, or other materials bearing or using the Trademarks to OCV for approval before distribution. Such materials shall state “Allin Interactive Corporation is an authorized distributor of On Command Video Corporation.” Allin recognizes the substantial goodwill associated with the Trademarks and will not permit the quality of the services with which OCV uses the Trademarks to deteriorate so as to adversely affect the goodwill associated with the Trademarks. Allin agrees to cooperate with OCV in maintaining OCV’s control of the nature and quality of goods and services rendered by Allin in connection with the Trademarks and to supply to OCV on request specimens of use of the Trademarks, if applicable.

4.9	Quarterly Updates. Within 30 days after the beginning of each calendar quarter, Allin shall provide a written summary detailing any exercise of the Source Code License (“Quarterly Report”). The Quarterly Report may be submitted via e-mail and shall contain, at a minimum, the following information: (i) the purpose for the modification or enhancement to the Source Code; (ii) identification of the portion of the Software modified; and (iii) timeline for completion of project. Upon completion of any work identified in a Quarterly Report, Allin shall transfer a copy of the Derivative Software and Source Code for such Derivative Software to OCV.

4.10	Grant of License to OCV. Allin grants OCV a nonexclusive, fully paid-up world-wide license to use, market, distribute and maintain the Derivative Software, including its Source Code, in connection with the Equipment, except that OCV may not use such license in connection with distribution of Equipment in Markets.

Section 5.       Payment and Invoicing.

5.1	Pricing. Allin shall pay the price for Equipment as set forth on Schedule A in effect at the time the Order is placed.

5.2	Invoicing. Upon shipment of Equipment, OCV will invoice Allin for amounts due pursuant to this Agreement for such Equipment. Such invoice shall include invoice date, Allin Order number, quantities, unit prices and total amount due. Payment shall be due net 30 days from the receipt of invoice. If the Equipment is delivered in installments, Allin shall pay for each installment in accordance with the terms of payment set forth in this Section.

5.3	Excluded Software License Fee. Allin shall pay OCV a license fee as mutually agreed by the Parties for each functionality of Excluded Software used by any Sublicensee (“Excluded Software License Fee”). For purposes of this subsection, “Sublicensee” shall mean the individual cruise ship, hotel, hospital or physical location using the functionality of the

Excluded Software. Payment shall be within 30 days after the first date of use by such Sublicensee of any functionality of Excluded Software. “Functionality” as used in this subsection shall mean, individually, games, internet access or music capability. If the Parties cannot agree upon the terms of the license fee for any functionality of Excluded Software, then Allin shall have no right to exercise any rights under Section 4.1 as to Excluded Software or its Source Code.

5.4	Taxes. Unless otherwise agreed to by the Parties in an Order, the Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

(a)	Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

(b)	Allin shall be responsible for any sales, use, excise, value-added, services, consumption, or other tax, customs and duties assessed on any particular Equipment or service purchased by Allin and delivered by OCV to Allin or designee hereunder. Such taxes are in addition to the prices set forth herein and shall be identified separately on invoices.

(c)	The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Prices do not include any taxes, now or hereafter enacted, applicable to the Equipment sold, which taxes will be added by OCV to the sales price when OCV is required by law to collect the same, and such taxes are to be paid by Allin unless Allin provides OCV with a proper tax-exemption certificate. OCV’s invoices shall separately state the amounts of any taxes OCV is collecting from Allin.

5.5	Account. Payments to OCV shall be made in U.S. Dollars via check or wire transfer to the following account:

If mailed:	On Command Video Corporation
Department 1112
Denver, CO 80256

Wire Transfer:	On Command Video Corporation
US Bank
950 17th Street
Denver, CO 80202
Acct No.
ABA: 102000021

Section 6.        Allin Obligations.

6.1	Accurate and Complete Records. Allin shall keep accurate and complete records relating to its use of the Equipment and shall provide OCV with copies of the relevant sections of any and all Operating Agreements promptly upon OCV’s request to demonstrate compliance with the terms of this Agreement, and in particular the terms of Section 4.4. If Allin is unable disclose the terms of any Operating Agreement due to confidentiality restrictions, then Allin shall (i) seek the consent of the Sublicensee party to the Operating Agreement to disclose the relevant sections of the Agreement; or (ii) provide OCV with reasonable assurances that such Operating Agreements are in compliance with this Agreement (such as providing a letter to OCV from Sublicensee acknowledging the specific requirements of this Agreement)

6.2	Right to Audit. OCV shall have the right to audit compliance with this Agreement, at OCV’s expense, at any time or times during the Term of this Agreement and for a period of one year thereafter. Each audit will take place upon not less than ten business days notice to Allin, and in a manner that does not interfere unreasonably with Allin’s operations. . If any audit reveals a breach of this Agreement and/or a discrepancy in the determination of fees payable to OCV, Allin shall reimburse OCV for the underpayment plus interest at the annual rate of 18% or the highest rate allowable under law, whichever is less. If any audit reveals a discrepancy of [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]% or more in the determination of fees payable to OCV, Allin shall also pay all reasonable out of pocket costs and expenses incurred by OCV in connection with the audit, including but not limited to payment of all fees charged by any auditor retained by OCV. OCV and its auditors will use the information obtained in compliance verification only to enforce this Agreement and to determine whether Allin is in compliance with the terms hereof.

Section 7.       Representations and Warranties.

7.1	Mutual Representations and Warranties. Each Party represents and warrants to the other that it has the full power and authority to enter into this Agreement and to carry out its obligations under this Agreement.

7.2	OCV Representations and Warranties.

(a)	Limited Warranty. OCV warrants that the during the applicable Warranty Period (set forth below) the hardware components of the Equipment will conform with any applicable specifications in all material respects and will be free from material defects in workmanship and materials during normal use.

(b)	Warranty Period. The applicable Warranty Period starts on the date OCV ships the Equipment to Allin and ends upon the expiration of the number of days specified below:

Type of Deliverable	Warranty Period
Equipment, excluding Spare Parts	150 days
Software	150 days
Spare Parts	120 days

(c)	Title. OCV warrants that at the time of delivery to the carrier for shipment, OCV has title to the Equipment free and clear of any and all liens and encumbrances.

7.3	No Additional Warranties. The warranties contained in this Section 7 are the only warranties made by OCV and can be amended only by a written instrument signed by an officer of OCV. OCV makes NO WARRANTY as to Software, which is supplied “AS-IS”, or as to Equipment not manufactured by OCV, provided that as to Equipment not manufactured by OCV, OCV, to the extent permitted by OCV’s contract with its supplier, shall assign to Allin any rights OCV may have under any warranty of the supplier thereof. OCV’s warranties under this Agreement shall not be enlarged, diminished or affected by, and no obligation or liability shall arise or grow out of, OCV’s rendering of technical advice or service in connection with Allin’s order of the Equipment.

7.4	Compliance with Laws. OCV represents and warrants that in the performance of is obligations hereunder, it shall comply with all applicable laws, rules, regulations, statutes and ordinances of all governmental entities including local, state, federal or international, now or hereafter enacted.

7.5	Limitation of Liability. If OCV breaches its warranties as contained in this Section 7, OCV’s sole and exclusive maximum liability shall be (at OCV’s option) to replace the Equipment under warranty with conforming Equipment, or to credit Allin’s account for the amount paid by Allin for the Equipment under warranty.

7.6	Replacement Under Warranty. OCV agrees to replace or credit Allin for defective Equipment provided that (a) OCV is promptly notified in writing or e-mail upon discovery by Allin that such Equipment failed to conform to this Agreement with a detailed explanation of any alleged deficiencies and such notification occurs during the applicable warranty period, (b) such Equipment is returned to OCV, F.O.B. OCV’s plant from which the Equipment were shipped, and (c) OCV’s examination of such Equipment shall disclose that such alleged deficiencies actually exist and were not caused by accident, misuse, neglect, alteration, improper installation, unauthorized repair or improper testing. If such Equipment fails to conform to the warranty, OCV shall reimburse Allin for the transportation charges paid by Allin for such Equipment. If OCV elects to replace such Equipment, OCV shall have a reasonable time to replace such Equipment. Such replacement or credit shall constitute fulfillment of all liability of OCV to Allin whether based in contract, tort, indemnity, statutory provision or otherwise.

Section 8.        Exclusivity.

8.1	OCV’s Obligations. During the Term, Allin shall be OCV’s exclusive distributor of Equipment to end-users in the cruise ship market. As of the date that is two years after the Effective Date (and on such date on each year thereafter during the Term), OCV shall have no obligations under this Section 8.1 unless Allin has paid an aggregate of $[REDACTED – CONFIDENTIAL TREATMENT REQUESTED] for Equipment under this Agreement in the preceding two years.

8.2	Allin’s Obligations. During the Term, Allin shall not, directly or indirectly, purchase any interactive television equipment for the hospitality and cruise ship markets (except for research, development and testing purposes) that provides similar services or functionality as the Equipment from any entity or person other than OCV, provided, however, that (i) Allin may purchase servers and other equipment not listed on Schedule A as of the Effective Date (“Initial Schedule A”) from other providers; and (ii) Allin -may purchase Equipment or items similar to the Equipment from other providers to the extent: (a) a particular piece or type of OCV Equipment is not competitive in its functionality or price with equipment offered by other providers to Allin; or (b) OCV services and support for its Equipment is not competitive with other providers’ services and support for their equipment.

Section 9.        Intellectual Property.

9.1	OCV Property. Allin expressly acknowledges OCV’s exclusive ownership of the Trademarks, Software, and all Intellectual Property Rights embodied in the Software and the Equipment and agrees that it shall do nothing inconsistent with such ownership, except as expressly permitted under this Agreement. OCV shall exercise full control over its Intellectual Property Rights, including but not limited to decisions as to whether to register or otherwise apply for formal protection of its Intellectual Property Rights.

9.2	No Impairment of Rights. Allin shall not claim or assert any right of ownership in or to OCV’s Intellectual Property Rights and shall not initiate any litigation, administrative proceeding or regulatory or other action that could destroy, damage, or impair in any way the ownership or rights of OCV in and to such Intellectual Property Rights and shall not assist any other person in doing the same

9.3	Allin Property. Subject to Section 9.4, Allin shall retain all right, title and interest in and to all of the Intellectual Property Rights developed by or for Allin prior to the Effective Date or developed by or for Allin at any time independent of this Agreement, and all Technology developed solely by Allin during the Term.

9.4	Jointly Owned Property. Allin and OCV shall have and retain joint ownership of all Derivative Software (unless Section 4.7 provides that Allin has individual ownership) without any appropriate right or obligation of accounting to the other Party for profits from exploitation of the rights, but subject to all other rights and obligations of the Parties under this Agreement relating to Derivative Software.

9.5	Duty to Notify, Etc. If Allin learns that the Software has been modified or reproduced by a third party without authorization by OCV (including any modification by Sublicensees), or that the Trademarks or any other OCV Intellectual Property Rights are being infringed by a third party, it shall notify OCV promptly. OCV shall decide in its sole and exclusive discretion what action to take or not to take in response, and Allin shall take no action in this regard unless instructed in writing to do so by OCV. OCV shall have the right to act to terminate any infringement, including, without limitation, prosecuting a lawsuit or other legal proceeding at its own expense, and, OCV may retain any and all recovery it may receive as a result of its actions to terminate such infringement. Allin shall fully cooperate with OCV in any such action taken by OCV including without limitation agreeing to be joined as party plaintiff and approving any reasonable settlement agreement achieved by OCV. OCV shall reimburse on demand all reasonable out of pocket costs and expenses incurred in connection therewith by Allin, excluding any attorneys fees not previously approved by OCV.

Section 10.     Confidentiality.

The Parties are each a Party to a Non-Disclosure Agreement dated as of the Effective Date and attached hereto as Schedule C (the “NDA”). The Parties agree that the terms and conditions of the NDA shall be incorporated by reference and form part of this Agreement. If there is a conflict between this Agreement and the NDA, the NDA shall take priority with regard to the creation, maintenance, use and protection of Confidential Information (as defined in the NDA) to the extent of the conflict. In the event the term of the NDA expires prior to the expiration or termination of this Agreement, the Parties agree that the term of the NDA shall automatically extend through the term of this Agreement.

Section 11.     Escalation; Dispute Resolution.

11.1	Informal Dispute Resolution. Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally pursuant to this Section. Upon the written request of a Party, each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

(a)	The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the

Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

(b)	During the course of discussion, all reasonable requests made by one Party to another for non-privileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other’s position.

(c)	The specific format for the discussions shall be left to the discretion of the designated representatives.

(d)	If the designated representatives fail to resolve the dispute, the Parties agree to escalate the dispute resolution process to a higher executive level, and then to the CEO level. Each level of informal dispute resolution will be allowed no more than fifteen (15) days, unless otherwise mutually agreed by the Parties.

11.2	Arbitration.

(a)	If the Parties fail to resolve a dispute pursuant to Section 11.1 above, either Party may then refer such dispute to be settled by submission to the CPR Institute for Dispute Resolution (“CPR”) for binding arbitration in Denver, Colorado if OCV is demanding such arbitration and Pittsburgh, PA if Allin is demanding such arbitration under the then current CPR “Non-Administered Arbitration Rules” or any successor CPR rules, and the procedures specified under this Section 11.2. Each Party consents to the enforcement of any such arbitration award or judgment in its home jurisdiction. Any arbitration shall be conducted and enforced in accordance with Sections 11.2(b) through 11.2(h).

(b)	Selection of Arbitrators. Arbitration shall be conducted by three (3) arbitrators with each Party to this Agreement selecting one arbitrator each and the two selected arbitrators then selecting the third arbitrator. Each arbitrator shall be independent of the Parties and shall have at least ten (10) years of experience in commercial transactions, including transactions involving communications technology companies.

(c)	Limited Discovery. Prior to the commencement of the arbitration, each Party shall be entitled to take limited discovery, including the rights to request a reasonable number of documents, to serve no more than twenty (20) interrogatories and to take no more than three (3) depositions. Each Party may seek the right to serve additional interrogatories and to take additional depositions upon a showing of good faith to the arbitrators, who can grant or deny any such request, in whole or part, in their sole discretion. This limited discovery shall be conducted in accordance with the Federal Rules of Civil Procedure, which shall be interpreted and enforced by the arbitrators. Any disputes regarding whether a Party has requested a “reasonable” number of documents shall be determined by the arbitrators in their sole discretion.

(d)	Hearing and Decision. The arbitrators shall, as soon as practicable and upon thirty (30) days written notice to each Party, conduct an arbitration hearing and proceeding on the merits of the dispute giving effect to this Agreement as interpreted under Delaware law and thereafter shall issue a preliminary written decision citing the basis for the decision, including findings of fact and conclusions of law. The Parties shall have five (5) business days to file a written response to such preliminary decision, and thereafter the arbitrators shall as soon as practicable issue a final and binding decision. The decision of the arbitrators shall be based on a majority vote.

(e)	Costs and Expenses. The arbitrators may award to the prevailing Party all reasonable fees, costs and expenses of the arbitration, including, without limitation, such reasonable fees and expenses of attorneys and experts.

(f)	Consolidation and Joinder. Any arbitration arising out of or relating to this Agreement or breach thereof may include by consolidation, joinder or other manner any other person or persons which or whom a Party to the arbitration reasonably believes to be substantially involved in a common question of fact or law.

(g)	Enforcement. The agreement to arbitrate shall be specifically enforceable under prevailing arbitration law. Any award rendered by the arbitrators shall be final, binding and enforceable by any Party to the arbitration, and judgment may be rendered upon it in accordance with applicable law in a court of competent jurisdiction.

(h)	United States Arbitration Act. The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The United States Arbitration Act shall govern the enforcement of any arbitration awards entered pursuant to this Section.

Section 12.        Termination.

12.1	Termination for Cause. A Party may immediately terminate this Agreement, without payment of compensation or other damages caused to the other Party by such termination, by giving notice in writing to the other Party if the other Party fails actively and diligently to take steps to remedy, where capable of remedy, or fails to take active and diligent steps to prevent the recurrence of any material breach of any of its obligations under this Agreement, in each case, within a period of 30 days after having been required by the non-breaching party in writing in either case to remedy or desist from such breach. This Section 12.1 does not apply to any breach which is addressed in Section 12.2.

12.2	Termination by OCV. Notwithstanding anything contained in this Agreement to the contrary, OCV may immediately terminate this Agreement for any one or more of the following reasons:

(a)	by giving notice to Allin if Allin fails to pay within 30 days of a demand an overdue amount payable to OCV, except that OCV shall not be entitled to terminate this Agreement if Allin has provided notice to OCV of a reasonable dispute regarding the payment and Allin has paid any undisputed portion of the invoice at issue. ; or

(b)	if Allin shall undertake or cause any action or permit any action that reasonably could be deemed to injure, harm or dilute the Trademarks or the goodwill therein and has not taken steps to remedy or desist from such action within 30 days of being required to do so by the OCV in writing; or

(c)	if OCV discovers a [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]% or more variance in a verification or self-audit conducted under Section 6.2 of this Agreement; or

(d)	in the Event of Insolvency of Allin; or

(e)	if Allin assigns its rights or this Agreement and OCV has reasonably withheld consent to such assignment.

12.3	Termination by Allin. Notwithstanding anything contained in this Agreement to the contrary, Allin may immediately terminate this Agreement in the Event of Insolvency of OCV.

12.4	Effect of Termination. Upon termination of this Agreement, Allin shall immediately (i) cease and discontinue all use of the Trademarks and (ii) comply with the requirements of Section 4.5 of this Agreement. Notwithstanding any term to the contrary, all sublicenses properly granted to Sublicensees pursuant to Allin’s rights under Section 4.1 shall continue in perpetuity.

Section 13.        Indemnification and Substitution of Equipment.

13.1	Indemnification by OCV. OCV agrees to indemnify and hold Allin and its Affiliates harmless against any Losses arising from any material breach by OCV of its obligations or warranties under this Agreement.

13.2	Substitution of Equipment. If any Equipment manufactured and supplied by OCV to Allin shall be held to infringe any Intellectual Property Right of a third party and Allin shall be enjoined from using same, OCV will exert all reasonable efforts, at its option and at its expense, (a) to procure for Allin the right to use such Equipment free of any liability for patent infringement, or (b) to replace such Equipment with a noninfringing substitute otherwise complying substantially with Allin’s requirements and the terms and conditions of this Agreement, or (c) refund the purchase price and the transportation costs of such Equipment. If the infringement by Allin is alleged prior to completion of delivery of the Equipment under this contract, OCV may decline to make further shipments without being in breach of this contract

13.3	No Patent Rights Granted. The sale by OCV of the Equipment ordered hereunder does not grant to, convey, or confer upon Allin or Allin’s customers, or upon anyone claiming under Allin, a license, express or implied, under any patent rights of OCV covering or relating to any combination, machine or process in which said items might be or are used. The foregoing states the sole and exclusive liability of the Parties hereto for patent infringement and is in lieu of all warranties, express, implied, or statutory, in regard thereto.

13.4	Indemnification by Allin. Allin shall indemnify, defend and hold harmless OCV, its shareholders, directors, officers, employees, affiliates, sales representatives and customers from any and all Losses resulting or arising from (i) any claim that the Derivative Software infringes or violate any patent, trademark, trade secret or copyright of any third party, (ii) any claim that the Derivative Software or Source Code of the Derivative Software infringes or violates any patent, trademark, trade secret or copyright of any third party, (iii) OCV’s compliance with Allin’s directions or instructions relating to the Software, or (iv) any material breach by Allin of its obligations or warranties under this Agreement.

Section 14.        Disclaimer of Damages

Except for Allin’s payment obligations and liability for breach of OCV’s Intellectual Property Rights (including obligations relating to Source Code), each Party’s maximum aggregate liability under this Agreement shall be $[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]. In no event shall either Party be liable to anyone for special, collateral, indirect, exemplary, incidental or consequential damages for breach of any of the provisions of this contract, including without limitation, provisions regarding warranties, guarantees, indemnities, and patent infringement, such damages to include but not be limited to, costs of removal and reinstallation of Equipment or items, loss of goodwill, loss of profits, or loss of use.

Section 15.       Assignment

15.1	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the legal representatives, permitted successors in interest and permitted assigns, respectively, of each such Party.

15.2	Assignment. Without the prior written consent of the other Party, such consent not to be unreasonably withheld, this Agreement may not be assigned, in whole or in part, and whether arising by contract, by operation of law, by court order or by other means within or beyond the control of the assigning party. OCV will be deemed to be acting reasonably in withholding consent to an assignment of this Agreement if, among other things: (i) any assignment by Allin is to a person which is, at the time of the proposed assignment, in the reasonable judgment of OCV, engaged in (or publicly proposed to be engaged in) a line of business which is similar to or in competition with a business then being engaged in (or publicly proposed to be engaged in) by OCV or (ii) in the reasonable judgment of OCV the assignment would have an adverse effect upon OCV’s ability to perform its obligations under this Agreement; or (iii) the proposed assignee has in the past, or has a reputation for, infringing third party Intellectual Property Rights or OCV otherwise has reasonable grounds to believe will infringe the Intellectual Property Rights of OCV; or (iv) the proposed assignee is subject to an Event of Insolvency. Notwithstanding the foregoing, OCV may assign or otherwise transfer all of its rights and obligations under this Agreement to an Affiliate or upon a Change in Control, upon prior written notice to Allin (a “Permitted Transfer”). In the event of a Permitted Transfer, the assignee will unconditionally assume in writing the obligations under this Agreement and OCV will be released from further liability hereunder except for liabilities accrued prior to assignment. OCV will notify Allin of the occurrence of any Permitted Transfer promptly, but in no event later than 30 days thereafter, and provide the transferee with a copy of the fully executed documents evidencing the assignment and assumption.

Section 16.        General Provisions.

16.1	Survival. Sections 1 (Definitions), 2 (Term), 4 (Grant of Licenses) 5 (Payment and Invoicing), 13 (Indemnification and Substitution of Equipment), 14 (Disclaimer of Damages) and 16 (General Provisions) shall survive the expiration or termination of this Agreement for any reason.

16.2	Force Majeure. OCV is not liable, either wholly or in part, for nonperformance or a delay in performance due to force majeure or contingencies or causes beyond the reasonable control of OCV, including but not limited to shortage of labor, fuel, raw material or machinery where OCV has exercised reasonable care in the prevention thereof. OCV may allocate production and deliveries in a reasonable manner in the event of shortage of Equipment.

16.3	Release Of Information. Neither OCV nor Allin shall publicly announce or disclose the terms and conditions of this Agreement, or advertise or release any publicity regarding this Agreement, without the prior written consent of the other Party, such consent not to be unreasonable withheld, except that Allin may disclose the terms of this Agreement (i) as required to meet regulatory requirements, provided that Allin gives OCV written notice at least 48 hours prior to any such disclosure and Allin seeks confidential treatment of the information to the extent allowed by applicable laws and regulations; and (ii) to bona fide potential investors who have executed an agreement with Allin prohibiting further disclosure or use of any such disclosed terms, except in connection with evaluating an investment in Allin. This provision shall survive the expiration, termination or cancellation of this contract.

16.4	Modification. This contract constitutes the entire agreement between the Parties relating to the sale of the Equipment and services described on the face hereof and supersedes all previous communications, representations, or agreements, either oral or written, with respect to the subject matter hereto, and no representations or statements of any kind made by a representative of a Party, which are not stated herein, shall be binding on the Party unless made in writing and signed by a duly authorized representative of such Party. No course of dealing or usage of trade or course of performance shall be relevant to explain or supplement any term expressed in this contract.

16.5	Relationship of Parties. The Parties are independent contractors and nothing in this Agreement shall be construed as creating any agency, partnership, or other form of joint enterprise between the Parties. Neither Party will have the authority to act or create any binding obligation on behalf of the other Party.

16.6	Import and Export. OCV and Allin shall comply at all times with all applicable federal, state, and local laws and regulations. The products covered by this contract are subject to export license control by the U.S. Government. Therefore, prior to exportation, Allin is required to obtain any licenses that may be required under the applicable laws of the U.S. including the Export Administration Act and Regulations. OCV shall provide Allin, within ten (10) days after Allin’s request, all information in its possession or under its control which may be necessary or useful to Allin in obtaining export or import licenses related to the Equipment, including, but not limited to, certificates of origin, manufacturer’s affidavits and U.S. Federal Communications Commissions identifiers, if applicable.

16.7	Force Majeure; Time is of the Essence. Neither Party shall be liable for any delay or failure in the performance of its obligations hereunder due to causes beyond its control, including but not limited to, fire, strike, war, riots, judicial action or acts of God; provided, however, that the Party prevented from performing its obligations due to any such event or circumstance shall use reasonable efforts under the circumstances to notify the other Party and to resume performance as soon as reasonably possible. OCV may allocate production and deliveries in a reasonable manner in the event of a shortage of Equipment. Time is of the essence in the performance of this Agreement.

16.8	Notices. All notices required or permitted under this Agreement will be in writing and will be deemed delivered (a) when actually delivered if delivered in person, (b) one (1) day after being deposited in a recognized express, overnight delivery service, (c) when actually received if received by confirmed facsimile and such facsimile transmission is followed by a mailed copy, or (d) three (3) days after being deposited in the United States mail service, postage prepaid, addressed to the Party as follows:

If to Allin:	If to OCV:
Allin Interactive Corporation	On Command Video Corporation
381 Mansfield Avenue	4610 South Ulster Street, Suite 600
Suite 400	Denver, Colorado 80237
Pittsburgh, PA 15220	Facsimile: (720) 873-3397
Attn: Richard W. Talarico	Attention: Laurence M. Smith
Copy to: Pamela Strauss

16.9	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to its conflict of laws principles.

16.10	Entire Agreement. The parties agree that the Supplier Agreement is hereby terminated and superseded by this Agreement. This Agreement, including its Schedules, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous written or oral agreements or understandings between the Parties with respect to the subject matter hereof. No amendment or modification to this Agreement will be effective unless made in writing and signed by both Parties.

16.11	Waiver. Failure by either Party to exercise any rights under this Agreement in any one or more instances will not constitute a waiver of such rights in any other instance. Waiver by a Party of any default under this Agreement will not be deemed a waiver of any other default. If Allin defaults in making payments under this contract and OCV elects to continue to make shipments, OCV’s action shall not constitute a waiver of any default by Allin or in any way affect OCV’s legal remedies for any such default.

16.12	Severability. If any provision of this Agreement shall be declared illegal, invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, all other provisions of this Agreement shall remain in full force and effect.

16.13	Headings. Headings used in this Agreement are for convenience of reference only and shall not be used to interpret any aspect of this Agreement.

16.14	Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original, and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have executed this Agreement as of the Effective Date.

ON COMMAND VIDEO CORPORATION

By:	/s/ LAURENCE M. SMITH

SENIOR VICE PRESIDENT - SALES AND DISTRIBUTION

ALLIN INTERACTIVE CORPORATION

By:	/s/ RICHARD W. TALARICO

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

SCHEDULE A

Equipment and Pricing -- 2003

Item	Description	Price [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]
10-00788	CORD PWR SUPLY U/L REQ
1010-1520	SPLITTER 2 WAY VERTICAL
1010-1549	SPLITTER 8 WAY PSA (TRU-SPEC) SAME AS 17-02203
17-02166	SPLITTER 1GHZ V 2 WAY
17-02203	SPLITTER 8 WAY PSA TRU-SPEC OBSOLETE USE 1010-1549
25-02526	BATTERY AA 1.5 ALKALINE UL APPROVED
25-04495	POWER SUPPLY SWITCHER 5VIA 12V.5A 33V&-5V.01A UL APPROVED
26-04738	EMITTER INFRARED MINI
28-06394	DISK DRIVE HD IDE ATA-100 7200RPM
30-05073	ADAPTER RCA F TO F-MALE
36-00367	WASHER #4 SPLIT LOCK
36-00692	SCREW 4-40X1/4" TRUSS PHIL ZINC
36-02148	FASTENER TUFLOCK 1/4"
36-02655	STANDOFF 4-40X7/16 HEX
43-00094	MANUAL OCX PLATFORM REF ALT IS 63-05500
45-05203	TOOL SUPERLATCH BATTERY COVER
49-00296	FILTER AIR POLYSTER MEDIA
51-00221-01	LBL VCP IDENT
51-00221-09	LBL VCP IDENT
51-00221-10	LBL VCP IDENT

1

51-00221-12	LBL VCP IDENT
51-00221-13	LBL VCP IDENT
51-00765	EXTRACTOR MODULATOR CARD
51-01744	COVER TOP SW CONC SKII
51-03907-01	SHIELD SINGLE ROUTER RX
51-03908-01	SHIELD SINGLE ROUTER TX
51-03930	BRKT 19-24 EXP 4U NP1 EQ CAB
51-03931-01	BRKT 19-24 EXP 3U NP1 EQ CAB
51-04382-01	SHIELD DIPLEXER ROUTER SINGLE TRUNK
51-04711-01	PLATE COVER MISC EQ DFE
51-04836-01	BRKT EXPANSION 1U
51-06105-01	SHELF 1U 19" GEN2
52-03712-011	LBL REMOTE OCC SLEEP CH GDE
60-04273	DISKETTE MO 640 REWRITE (100 PER BOX)
76-03550-01	COVER BTRY TV REMOTE CONTROL GRY OCV
79-00005	MODULATOR AGILE 40-450 UL REQ
79-00514	TAP WALLPLATE 9 DB
79-00515	TAP WALLPLATE 12 DB
79-00516	TAP WALLPLATE 16 DB
79-00517	TAP WALLPLATE 20 DB
79-01999	VCP NTSC OCV BY PANASONC UL REQ
79-03507	SMART LOADER FOR ZENITH
79-03773-57	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-58	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-59	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-60	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-61	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-62	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-63	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-64	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-65	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-66	MOD MINI DIG/DSS/GAMES UL REQ

79-03773-67	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-68	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-69	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-70	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-71	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-72	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-75	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-76	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-77	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-78	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-79	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-80	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-81	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-82	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-83	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-84	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-85	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-86	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-87	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-88	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-89	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-90	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-91	MOD MINI DIG/DSS/GAMES UL REQ
79-03773-92	MOD MINI DIG/DSS/GAMES UL REQ
79-03775	COMBINER 16:1 HYB DIGS 750 MHZ UL REQ
79-04329-01	DISK DRIVE HD SCSI 4.5GB SEAGATE BARRACUDA UW UL REQ
79-04672	CYCLADES 16 PORT SW RJ45 Use BOM for needed parts
79-04677	CMPTR HOST/PROXY
79-04679	ASSY CARD M/B PENTIUM II DUAL BX CHPST UW SCSI UL REQ
79-05124	SWITCH LAN 12 PORT 100MB 19" RACK MOUNT UL REQ

79-05125	SWITCH LAN 24 PORT 100MB 19" RACK MOUNT UL REQ
79-05307	BOX SERIAL RJ45 PORT PART OF 79-04672
79-05308	ASSY CARD SERIAL PCI PART OF 79-04672 UL REQ
79-05412	ASSY CARD LONTALK ADPTR RS485 UL REQ
79-05437-01	ASSY KYBD IR BLK W/LOCK BATT COVER USE 79-06012
79-05437-03	ASSY KYBD IR BLK W/LOCK BATT COVER ALLIN@HOSPITL UL REQ
79-05698	SMART LOADER BOX PHILIPS
79-05766	CMPTR CLIENT IM3000A W/128MB RAM UL REQ
79-05767	CMPTR CLIENT IM3000 W/64MB RAM Use 81-05772-01 REWORK INSTRUCTIONS
79-05786	SWITCH LAN 48 PORT 100MB CISCO 2948 & RACK MTG UL REQ
79-05926	ASSY CARD WAN INTERFACE CARD CSU/DSU UL REQ
79-05934	ASSY CHASSIS MODULAR DIGI SERVER W/COMBINER UL REQ
79-06163	ASSY CARD 4 PORT MPEG2 DECODER PCI UL REQ
80-01380	ASSY V DATA CONTROL SK II REF TP-01380
80-01470	ASSY PCB VIDEO SW CNTLR SK2 HAS SCH REF SD-2068
80-01470-02	ASSY PCB V DATA SW CNTLR CARD SKII HAS AI-01470 REF TP-1470-02
80-02511-60	ASSY PCB MOD SSB CH60 NTSC UHF USE 80-04511-XXX
80-03797-02	ASSY PCB KEYBD SIM MODULE-IM2000
80-03910-01	ASSY PCB ROUTER SINGLE TRUNK HAS
80-04381-02	ASSY PCB DIPLEXER ROUTER SINGLE TRUNK DFE REF TP-04381
80-04391-01	ASSY PCB 16X A/V CMBNR PROGENY DFE NTSC REF TP-04391-01
80-04511-42	ASSY PCB MOD SSB CH 42 NTSC
80-04511-45	ASSY PCB MOD SSB CH 45 NTSC UHF
80-04511-46	ASSY PCB MOD SSB CH 46 NTSC UHF
80-04511-47	ASSY PCB MOD SSB CH 47 NTSC UHF

80-04511-48	ASSY PCB MOD SSB CH 48 NTSC UHF
80-04511-49	ASSY PCB MOD SSB CH 49 NTSC UHF
80-04511-50	ASSY PCB MOD SSB CH 50 NTSC UHF
80-04511-51	ASSY PCB MOD SSB CH 51 NTSC UHF
80-04511-52	ASSY PCB MOD SSB CH 52 NTSC UHF
80-04511-53	ASSY PCB MOD SSB CH 53 NTSC UHF
80-04511-54	ASSY PCB MOD SSB CH 54 NTSC UHF
80-04511-55	ASSY PCB MOD SSB CH 55 NTSC UHF
80-04511-56	ASSY PCB MOD SSB CH 56 NTSC UHF
80-04511-57	ASSY PCB MOD SSB CH 57 NTSC UHF
80-04511-58	ASSY PCB MOD SSB CH 58 NTSC UHF
80-04511-59	ASSY PCB MOD SSB CH 59 NTSC UHF
80-04511-60	ASSY PCB MOD SSB CH 60 NTSC UHF
80-04511-61	ASSY PCB MOD SSB CH 61 NTSC UHF
80-04511-62	ASSY PCB MOD SSB CH 62 NTSC UHF
80-04511-63	ASSY PCB MOD SSB CH 63 NTSC UHF
80-04511-64	ASSY PCB MOD SSB CH 64 NTSC UHF
80-04511-65	ASSY PCB MOD SSB CH 65 NTSC UHF
80-04511-66	ASSY PCB MOD SSB CH 66 NTSC UHF
80-04511-67	ASSY PCB MOD SSB CH 67 NTSC UHF
80-04511-68	ASSY PCB MOD SSB CH 68 NTSC UHF
80-04511-69	ASSY PCB MOD SSB CH 69 NTSC UHF
80-04511-70	ASSY PCB MOD SSB CH 70 NTSC UHF
80-04511-71	ASSY PCB MOD SSB CH 71 NTSC UHF
80-04511-72	ASSY PCB MOD SSB CH 72 NTSC UHF
80-04511-73	ASSY PCB MOD SSB CH 73 NTSC UHF
80-04511-74	ASSY PCB MOD SSB CH 74 NTSC UHF
80-04511-75	ASSY PCB MOD SSB CH 75 NTSC UHF
80-04511-76	ASSY PCB MOD SSB CH 76 NTSC UHF
80-05141-01	ASSY PCB WB VCP CTRLR BACKPLANE ISA 2 SLOT 12V REF TP-05141-01
80-05303-01	ASSY PCB RESET CLIENT REF TP-05303-01

80-05764-01	ASSY PCB ALL MUTE GENRTR ALLIN REF TP-05764-01
81-00338	ASSY CBL STACK INPUT 19" UL REQ
81-00630	ASSY CHASSIS 2 MODULATOR UL REQ
81-01024-02	ASSY CBL VCP HARNESS REAR SK11 UL REQ
81-01348-01	ASSY DC VCP NTSC OCV BY PAN
81-01501-01	ASSY CBL 422 SK II UL REQ
81-02411-01	ASSY MOD BKPLANE +12V SKII
81-02457-01	ASSY LONTALK ADPTR RS485 GAME MONSTER HAS INSTR REF TP-02457-01 UL REQ
81-02457-02	ASSY LONTALK ADPTR RS485 HOST/PROXY CMPTR
81-03571-025	ASSY RMT GST OCC/PHIL HYBRID
81-03571-036	ASSY REMOTE GST OCX/PHIL W/SLEEP NO KEYUP SINGLE
81-03571-052	ASSY REMOTE GUEST OCC ONLY MKD/SKU
81-03571-065	ASSY RMT GUEST OCC ZENITH 38KHZ
81-03572-009	ASSY REMOTE SETUP OCC/PHIL HYBRID
81-03572-011	ASSY REMOTE SETUP HYBRID PHILIPS/RCA Use 81-05972-011
81-03572-015	ASSY REMOTE SETUP CNV OCC GNR SETTOP GENERIC NO KEYUP
81-03572-020	ASSY REMOTE SETUP OCC ONLY MKD/SKU W/BTRY LK
81-03572-026	ASSY RMT SETUP OCC ZENITH 38KHZ
81-03622-01	ASSY SINGLE TRUNK ROUTER DIGITAL SERVER
81-03818-03	ASSY KEYBOARD SIM XGIA
81-04451-21	ASSY BOX CONV NTSC FSK
81-04613-04	ASSY STUD FINDER REF TP-04613-04
81-04801-03B	ASSY SYS EQ CABINET DFE IPS ALLIN
81-05014-001L	ASSY RMT GST RC INTL LK ROYAL CARIBBEAN INTL-RCI
81-05014-002L	ASSY RMT GST IRU-2 ALLIN GRY NO LOGO LATCHING
81-05014-003L	ASSY RMT GST OCX/PHILLIPS LATCHING @HOSPITAL ALLIN
81-05116-01	ASSY SYS EQ CAB DFE LPS SKII JR BLK
81-05167-01	ASSY COMPUTER HOST/PROXY USE 81-05998-01 & 88-06001-01
81-05573-21	ASSY BOX CONV PLASMA SCREEN NTSC FSK
81-05772-01	ASSY COMPUTER CLIENT CLONED IM3000 W/64MG RAM DOMESTIC NTSC

81-05773-01	ASSY COMPUTER CLIENT CLONED IM3000 W/128MB RAM
81-05971-025	ASSY REMOTE UEI GUEST OCC PHIL HYBRIO UNIVERSAL
81-05971-035	ASSY REMOTE UEI GUEST OCC IRU 2 GNR NO KEYUP SGL KEYDOWN UNIVERSAL
81-05971-601	ASSY RMT UEI GUEST FOR ALLIN OCC PHILLIPS HYB
81-05971-602	ASSY RMT UEI GUEST FOR ALLIN OCC IRU 2 GNR
81-05972-009	ASSY REMOTE UEI SETUP OCC/PHIL HYBRID
81-05972-011	ASSY REMOTE UEI SETUP HYBRID PHILIPS/RCA OCC
81-05972-015	ASSY REMOTE UEI SETUP CNV OCC GNR SETTOP GENERIC NO KEYUP
81-06136-01	ASSY CMPTR CLIENT BLADE OCC8000 CLONED
82-03683-01	ASSY CBL PROGRAMMING 11" UL REQ
82-04309	ASSY CBL RCA AUDIO/VIDEO 5FT FREE STOCK UL REQ
82-04322-01	ASSY CBL DSS PHONE 6COND 36" UL REQ
82-04322-02	ASSY CBL DSS PHONE 6COND 62"
82-04663-01	ASSY CBL CLIENT RESET CONTROL UL REQ
82-04667-01	ASSY CBL MOD DC POWER UL REQ
82-04707-05	ASSY CBL TW/PR 16P 1DC TO RCA A/V FOR DFE UL REQ
82-04707-11	ASSY CBL TW/PR 16P 1DC TO RCA A/V FOR DFE UL REQ
82-04707-12	ASSY CBL TW/PR 16P IDC TO RCA UL REQ
82-04740-01	ASSY CBL IM2000 CLIENT TO KB SIM NO BOM
82-04760-01	ASSY CBL IR TRANSCEIVER UL REQ
82-04956-08	ASSY CBL CONC OUTPUT 44" UL REQ
82-04956-09	ASSY CBL CONC OUTPUT 44" UL REQ
82-05420-01	ASSY CBL RJ45 TO 3PIN TB UL REQ
82-05420-02	ASSY CBL RJ45 TO 3PIN TB ORN LONTALK CONN
82-05705-12	ASSY CBL RJ45-RJ45 CAT-5 12" UL REQ
82-05705-96	ASSY CBL RJ45-RJ45 CAT-5 96" UL REQ
82-05709-01	ASSY CBL PWR INPUT 20A L5 UL REQ
82-06165-01	ASSY CBL A/V RCA 3.5MM PLUG RCA/RCA 4 FT UL REQUIRED

88-02330	KIT TV CMNDR NO REMOTE OR CNTRL
88-03791	KIT REMOTE OCC PRGMR
88-04120-06	KIT XGIA II PAN/ZEN/MITS
88-04540-01	KIT SETTOP CLONE BOX
88-04610-11	KIT IRU II NTSC FSK OBS USE 88-04610-21
88-04610-44	KIT IRU 2 PAL B/G HI1 BAND
88-04612-01	KIT IR TRANSCEIVER
88-04615-05	KIT PICKUP COIL 15.75KHZ LOW SENSITIVITY
88-05063-01	KIT TV CMDR 2 SYNC TV 120V PWR REPLACED WITH 88-05063-13 P/N IS INACTIVE
88-05063-05	KIT TV CMDRII SYNC TV 120V
88-05063-07	KIT TV CMDRII ASYNC TV 120V
88-05063-09	KIT TV CMDR 2 SYNC TV 120V ALLIN
88-05063-10	KIT TV CMDRII SYNC TV 120V PWR ALLIN REPLACED WITH 88-05063-17
88-05063-11	KIT TV CMDRII SYNC TV 120V PWR ALLIN 36" DATA CBL REPLACED W/88-05063-18
88-05063-12	KIT TV CMDR 2 SYNC TV 120V PWR ALLIN 36" DATA CBL
88-05063-15	KIT TV CMDR 2 ASYNC TV 120V PWR W/10K PULLUP
88-05063-17	ASSY TV CMDR 2 SYNC TV 120V PWR ALLIN W/10K PULLUP
88-05063-18	ASSY TV CMDR 2 SYNC TV 120V PWR Use 88-05063-12
88-05063-23	KIT TV CMDR 2 ASYNC TV 120V PWR W/VCP FUNCTION
88-05572-11	KIT IRU II ALLIN NTSC FSK
88-05572-21	KIT IRU II PLASMA SCREEN NTSC FSK
88-05980-21	KIT IRU ALLIN PLASMA SCREEN NTSC FSK
88-06206-01	ASSY SYS SHIP KIT GEN2
91-00581	MAJOR ASSY V DATA SWITCH SR SKII
91-00633-01	MAJOR ASSY PWR SUPPLY AC/DC 115V
91-00641-01	MAJOR ASSY POWER SUPPLY SKII
91-00658-01	MAJOR ASSY PWR SUPPLY GEN2
94-00053-01	TOP ASSY RACK SERVER ALLIN
94-00054-01	TOP ASSY RACK CLIENTS ALLIN

IRU REPAIR	IRU REPAIR
VCP REPAIR	VCP REPAIR
REMOTE REPAIR	REMOTE REPAIR
COMMANDER REPAIR	COMMANDER REPAIR

SCHEDULE B

ISLAND HOTELS

NONE

SCHEDULE C

NON-DISCLOSURE AGREEMENT

CONFIDENTIALITY AGREEMENT

         This Confidentiality Agreement (this “Agreement”) is made and entered into this ____ day of June 2003 (“Effective Date”), by and between ON COMMAND CORPORATION, a Delaware corporation, with principal offices at 4610 South Ulster Street, Sixth Floor, Denver, CO 80237 and its subsidiaries (collectively “OCC”) and Allin Communications Corporation, a Delaware corporation, with principal offices at 400 Greentree Commons, 381 Mansfield Ave., Pittsburgh, PA 15220 (“Company”).

R E C I T A L S

A.       OCC is in the business of providing entertainment and technology to the lodging industry on a worldwide basis.

B.       Company is in the business of multimedia and video on-demand services for the hospitality industry.

C.       The parties desire to engage in discussions related to the License and Supply Agreement (the “Transaction”), and to provide for the confidentiality of those discussions and the information relayed during such discussions.

         Therefore, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OCC and Company agree as follows:

         1.           Confidential Information.   This Agreement shall apply to all information disclosed by either party to the other during the term of this Agreement relating to either party’s financial or business plans and affairs, financial statements, internal management tools and systems, marketing plans, clients, contracts, products and programs, product and program development plans, hardware, firmware, software programs and other technology (“Confidential Information”) which information is deemed by the disclosing party as confidential. No formal identification of information as “Confidential Information” shall be required by the disclosing party.

         2.           Non-Disclosure.   Each party represents and warrants to the other that: (i) it shall not use, copy or reproduce any of the Confidential Information of the other without the express written consent of the other; (ii) it agrees to use the same care and discretion to avoid disclosure, publication, or dissemination of Confidential Information of the other party, except for disclosure to or use by its employees, attorneys, accountants and other advisors of the party and those of its subsidiaries and parent companies (“Agents”), who have a need to know and use such Confidential Information for purposes of this Agreement, as it employs with similar information of its own which it does not desire to publish, disclose or disseminate; (iii) it will inform any Agents to which it discloses Confidential Information of the confidentiality provisions of this

Agreement and obtain written agreement to abide by such provisions, except where such obligation exists by reason of a prior agreement or relationship; and (iv) it will not make any public statement or comment on the existence or provisions of this Agreement, or the existence or content of the discussions with respect to the Transaction, without the prior written consent of the other except as may be required in the reasonable opinion of its legal counsel.

         3.           Limitations.   Notwithstanding the foregoing, neither party shall be under any obligation to maintain the confidentiality of any Confidential Information of the other which it can demonstrate: (i) was known by it prior to the disclosure thereof by the other party; (ii) properly comes into its possession from a third person which is not under any obligation to maintain the confidentiality of such Confidential Information; and/or (iii) has become part of the public domain other than through its fault.

         4.           Equitable Relief.   Each party acknowledges and agrees that the Confidential Information of the other is deemed by the other to constitute valuable trade secrets of such other party, and that any unauthorized use or disclosure of such information by it may cause the other party irreparable harm for which its remedies at law may be inadequate. Each party hereby agrees that the other may be entitled, in addition to any other remedies available to it at law or in equity, to injunctive relief to prevent the breach or threatened breach of the other’s obligations hereunder.

         5.           No Impairment.   Each party agrees that it will not use any Confidential Information, copyrights, trademarks, trade secrets or patents of the other to which it has been granted access pursuant to this Agreement except for the sole purpose of evaluating the Transaction. However, nothing in this Agreement will impair the right of either party to use, develop or market technologies, ideas, programs or products similar to those of the other so long as such use, development or marketing does not infringe on the copyrights, trademarks, trade secrets or patents of the other and so long as the party does not use the Confidential Information of the other party.

         6.           No Representations.   Although each party will use reasonable efforts to ensure the accuracy of Confidential Information disclosed to the other, neither party makes any representation or warranty as to the accuracy or completeness of such Confidential Information. Neither party will have any liability to the other under this Agreement for the accuracy or completeness of Confidential Information.

         7.           No Obligation to Complete Transactions.   Nothing herein shall imply any obligation of either party to proceed with the Transaction or any other transaction between the parties, and each party explicitly reserves the right to terminate the discussions contemplated by this Agreement for any reason or no reason, without liability for such termination.

         8.           Governing Law.   This Agreement will be deemed entered into in Denver, Colorado and will be governed by and interpreted in accordance with the substantive laws of the State of Colorado. The parties agree that any dispute arising under this Agreement will be resolved in the state or federal courts in Denver, Colorado and each party expressly consents to jurisdiction therein.

         9.           No Assignment.   Neither party may assign this Agreement, nor may any of the rights hereunder be assigned or otherwise transferred to any third party, without the prior written consent of the other party. Any attempted or purported assignment or other such transfer by either party to any third party without such consent having first been obtained shall be void.

         10.           Term.   This Agreement shall be in effect for a period of one year from the Effective Date; provided however, that the obligations of the parties with respect to any Confidential Information shall continue until the third anniversary of the Effective Date.

         11.           Return of Records.   Upon the request of the disclosing party, the receiving party shall return to the disclosing party all tangible copies of Confidential Information, or shall destroy the same and certify to the disclosing party that such destruction has occurred. Upon such return or destruction, the receiving party shall not retain any copies of Confidential Information of the other.

         12.           Entire Agreement.   This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, discussions and understandings of the parties, whether written or oral, between the parties. Should any provision of this Agreement be determined to be void, invalid or otherwise unenforceable by any court or tribunal of competent jurisdiction, such determination shall not affect the remaining provisions hereof which shall remain in full force and effect. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by officers both of the parties.

         In Witness Whereof, the parties have executed this Agreement as of the date first written above.

ON COMMAND CORPORATION	ALLIN COMMUNICATIONS CORPORATION

By:	By:

Name: Chris Sophinos	Name:

Title: President and Chief Executive Officer	Title: